EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form S-3 (333-139908) filed with the Securities and Exchange Commission and the related Prospectus of Temecula Valley Bancorp Inc. for the registration of 1,400,569 shares of its common stock, of our report dated March 30, 2006 on the 2005 consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in the 2005 Annual Report on Form 10-K of Temecula Valley Bancorp Inc. We also consent to the reference to us under the heading "Experts" in this Registration Statement on Amendment No. 1 to Form S-3.





                               /S/ CROWE CHIZEK AND COMPANY LLP
                               Crowe Chizek and Company LLP

Oak Brook, Illinois
February 13, 2007


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